UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2013

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Line Financing

On June 1, 2013, T3 Motion, Inc. (“T-3” or the “Company”) entered into a Purchase Agreement with Alpha Capital Anstalt (the “Investor”) dated May 23, 2013. The Investor had previously purchased $1,000,000 of the Company’s Senior Convertible Debentures on November 29, 2013 and purchased $175,000 of the Company’s Senior Convertible Debentures on March 4, 2013. Under the Purchase Agreement, at the sole discretion of the Company, the Company may sell, and the Investor shall be obligated to purchase up to $10,000,000 of the Company’s common stock in the future. Prior to any sales of common stock, the Company shall file a registration statement with the Securities and Exchange Commission and apply for listing of the additional shares with NYSE MKT, LLC.

After any registration statement relating to the Purchase Agreement common shares is declared effective, the Company may, at its sole option, with notice to the Investor, sell up to 100,000 shares of its common stock per day with a $250,000 daily maximum value at the lower of either i) the lowest sales price on the purchase date or ii) the arithmetic average of the three lowest closing prices on the twelve business days preceding the sale and subject to a minimum sales price of $0.05 per share. Alternatively, with no notice, the Company may sell up to 200,000 shares of its common stock at the lower of 85% of a) 93% of the daily volume weighted average price or b) the daily closing price. To date, the Company has not filed a registration statement for the transaction and has not issued any shares to the Investor for this transaction.

The description of the Purchase Agreement is qualified in its entirety by reference to the complete copies of the document filed herein as exhibit 10.113 to the Current Report on Form 8-K.

Debt Financing

On June 5, 2013, the Company entered into a securities purchase agreement (the “SPA”) with two institutional investors (the “June 2013 Investors”) pursuant to which the Company agreed to issue to the June 2013 Investors non-interest bearing senior secured convertible debentures due November 26, 2013 (the “June 2013 Debentures”) in the principal amount of $250,000 convertible into common stock at $0.10 per share, five-year warrants (the “Warrants”) to purchase 2,500,000 shares of common stock at an exercise price of $0.10 per share, and 250,000 shares of common stock (the “Closing Shares”). The financing resulted in $250,000 of cash proceeds to the Company.

The SPA and related documents represent a partial Second Closing as noted in the Waiver Agreement filed under Form 8-K on March 7, 2013. Under the terms of the Waiver Agreement, the Company was authorized to issue $396,750 of additional Debentures, inclusive of the June 2013 Debentures, without additional approval from the Debenture holders. The terms and conditions of the June 2013 Debentures are identical, in all material aspects, to the terms and conditions of the Company’s November 27, 2012 Debt Financing reported on the Current Report on Form 8-K on November 30, 2012 and using the same form of agreements as the Exhibits to the Current Report on Form 8-K reported on November 30, 2012.

The Company’s obligations under the 2012 Debentures, the March 2013 Debentures and the 2013 Debentures are secured by a first priority lien on all of T3’s assets pursuant to the terms of a security agreement (“Security Agreement”) dated June 5, 2013 among the Company, each of its subsidiaries and the Investors.

The Company expects that the proceeds of the Financing will be used for general working capital purposes, including the purchase of parts inventory, sales and marketing and research and development.

The SPA gives the Investors the right, but not the obligation, to purchase additional Debentures and Warrants at levels equal to their participation in the Financing at any time prior to May 27, 2014 (the “Reinvestment Right”).

The descriptions of the SPA, the Security Agreement, the June 2013 Debentures and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete copies of such documents attached as exhibits to the Current Report on Form 8-K filed on November 30, 2012 as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. Copies of the form of Debenture and form of Warrant are incorporated by reference as Exhibits 4.1 and 4.2, respectively to the Current Report on Form 8-K filed on November 30, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

As described more fully in Item 1.01, on June 5, 2013, the Company issued $250,000 in principal amount of Debentures pursuant to the terms of the SPA.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01, on June 5, 2013, the Company issued to Investors in the Financing Debentures convertible into 2,500,000 shares of common stock (the “Debenture Shares”) and Warrants to purchase an aggregate of 2,500,000 shares of its common stock. The Company also agreed to issue an aggregate of 250,000 Closing Shares to the Investors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

10.113	Purchase Agreement with Alpha Capital Anstalt dated May 23, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: June 6, 2013	By:	/s/ William Tsumpes
		Name:	William Tsumpes
		Title:	Chief Executive Officer

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EXHIBIT INDEX

No.	Description

10.113	Purchase Agreement with Alpha Capital Anstalt dated May 23, 2013

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